As filed with the Securities and Exchange Commission on  August 22, 2008

Registration No. 333-114038

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hanger Orthopedic Group, Inc.

(Exact name of Registrant as specified in its charter)

Two Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814
Delaware	(301) 986-0701	84-0904275
(State of other jurisdiction of	(Address, including zip code, and	(IRS Employer
incorporation or organization)	telephone number, including area code,	(Identification No.)
of registrant’s principal executive offices)

Thomas F. Kirk

President and Chief Executive Officer

Hanger Orthopedic Group, Inc.

Two Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

(Name, address and telephone number, of agent for service)

with a copy to:

Thomas E. Hartman, Esq.

Foley & Lardner LLP

500 Woodward Avenue, Suite 2700

Detroit, Michigan 48226

(313) 234-7100

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-114038) of the Registrant filed with the Securities and Exchange Commission on March 30, 2004 (the “Registration Statement”) hereby amends the Registration Statement to deregister all of the securities registered pursuant to the Registration Statement, none of which were sold thereunder.

In accordance with the Registrant’s undertaking in Part II, Item 17.A.(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on August 22, 2008.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ George E. McHenry
George E. McHenry
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

BY:	/s/ Thomas F. Kirk	President, Chief Executive Officer	August 22, 2008
	Thomas F. Kirk	and Director
(Principal Executive Officer)

	/s/ George E. McHenry	Executive Vice President and	August 22, 2008
	George E. McHenry	Chief Financial Officer
(Principal Financial Officer)

/s/ Thomas C. Hofmeister		Vice President – Finance and	August 22, 2008
Thomas C. Hofmeister		Chief Accounting Officer
(Principal Accounting Officer)

BY:	/s/ George E. McHenry	Chairman of the Board	August 22, 2008
	Attorney-in-Fact	and Director
Ivan R. Sabel

BY:	/s/ George E. McHenry	Director	August 22, 2008
Attorney-in-Fact
Edmond E. Charrette

BY:	/s/ George E. McHenry	Director	August 22, 2008
Attorney-in-Fact
Thomas P. Cooper, M.D.

BY:	/s/ George E. McHenry	Director	August 22, 2008
Attorney-in-Fact
Eric A. Green

BY:	/s/ George E. McHenry	Director	August 22, 2008
Attorney-in-Fact
Cynthia L. Feldmann

BY:	/s/ George E. McHenry	Director	August 22, 2008
Attorney-in-Fact
H.E. Thranhardt, CPO